EXHIBIT 99

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PROXY

                         NATIONAL SURGERY CENTERS, INC.

                 SPECIAL MEETING OF STOCKHOLDERS - JULY 22, 1998
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints E. Timothy Geary and Bryan S. Fisher, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $0.01 per share, of National Surgery Centers, Inc. ("NSC") which the undersigned could vote if personally present at the Special Meeting of Stockholders of NSC to be held at The Midland Hotel, 172 West Adams, Chicago, Illinois, 60603, on July 22, 1998, at 10:00 a.m., local time, and any adjournment thereof:

                   (Continued and to be signed on other side)

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       ------------
          Common

     1. Approval and adoption of the Plan and Agreement of Merger, dated as of May 5, 1998, attached as Annex A to the Prospectus-Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which Field Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation, will merge with and into NSC, all as described in said Prospectus-Proxy Statement.

                    FOR                 AGAINST             ABSTAIN
                    [ ]                   [ ]                 [ ]

     2. In their discretion to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

                                              Dated:
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                                               Signature(s)

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                                               (Please sign exactly and as fully
                                               as  your  name  appears  on  your
                                               stock certificate.  If shares are
                                               held  jointly,  each  stockholder
                                               should sign.)
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